UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2023

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54554	45-1226465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Wild Rose Lane
Elk City, Idaho 83525
(Address of Principal Executive Offices and Zip Code)

(760) 295-7208
(Issuer’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TSOI	OTC Markets

Item 8.01 Other Events – Letter to Shareholders and Interested Parties.

Dear Shareholders and all Interested Parties,

As we come to the end of another year at Therapeutic Solutions International (TSOI), we would like to take a moment to spotlight the numerous accomplishments we have achieved throughout this year.

In January, we introduced groundbreaking data and initiated a patent filing based on a surprising discovery. This discovery involves the application of multiple microinjections containing peptides derived from myelin basic protein, combined with various agents designed to inhibit the maturation of dendritic cells. The result? A significantly enhanced suppression of symptoms related to multiple sclerosis within the experimental autoimmune encephalitis model, when compared to traditional administration methods1.

In February, we inaugurated the Veltmeyer Institute for Advanced Biologics. Our primary mission is to offer patients access to JadiCell adult stem cell treatments, specifically in the realm of brain and lung conditions, under the provisions of the Right to Try Law (`RTT) when it is applicable. Additionally, we extend our services to cancer patients, providing a range of immunotherapies, including ValloVax and FloraVax2.

In April, we submitted a fresh Phase III clinical trial application to the FDA. This application seeks approval for the utilization of our JadiCell in the treatment of acute respiratory distress syndrome (ARDS)3.

In May, we introduced VasoSome Vascular, Inc., with a strong focus on addressing the critical issue of aortic aneurysms, often referred to as the “living timebomb” condition. We are pioneering the use of stem cell-derived exosomes in our approach4.

Simultaneously in May, we made an exciting announcement about the establishment of CTE Biologics, Inc., as a subsidiary company. This new entity is wholly dedicated to the commercialization of the JadiCell adult stem cell platform, specifically for the treatment of chronic traumatic encephalopathy5.

In June, we applied to the FDA requesting “Orphan Drug Designation” for our JadiCell Adult Stem Cell Product, specifically for the treatment of acute respiratory distress syndrome (ARDS). If granted, this designation would make JadiCells eligible for several significant benefits and incentives. These include seven years of exclusive marketing rights, tax credits for clinical trials, eligibility for orphan drug grants, and exemption from FDA New Drug Application fees6.

In July, we continued our momentum by submitting another application to the FDA, this time seeking Orphan Drug Designation for JadiCell in the treatment of Frontotemporal Dementia. Research has highlighted various inflammatory mechanisms as contributors to disease progression in both chronic traumatic encephalopathy and frontotemporal dementia. One particularly intriguing aspect of our research revolves around the capacity of JadiCells to not only inhibit inflammasome activation but also to target downstream chemical messengers within this inflammatory pathway. Simultaneously, JadiCells demonstrate the ability to stimulate the regeneration of damaged neurons, making them a promising candidate for addressing these challenging neurological conditions7.

In August, we proudly announced a significant achievement within our subsidiary, Allogen Biologics, Inc. They successfully created a Master Cell Bank (MCB) containing our JadiCell, which has undergone rigorous quality control testing. It is estimated that by August 2024, these cells will have matured to a level that allows us to obtain clearance for Phase III Investigational New Drug (IND) trials. Importantly, this MCB serves a dual purpose by not only supplying cells for clinical trials but also making them available for Right to Try (RTT) cases in the interim period8.

In the most recent month of December, we unveiled our latest endeavor by establishing our eighth subsidiary company, ALS Biologics, Inc. This company is solely committed to addressing Amyotrophic Lateral Sclerosis (ALS), a debilitating motor neuron degenerative disease that currently lacks a cure. The formation of ALS Biologics, Inc. was prompted by encouraging observations from patients who underwent treatment with our ALScell™ (JadiCell™) product under the Right to Try Law at the Veltmeyer Institute9.

1 Therapeutic Solutions International Announces Antigen Specific Blockade of Pathological Immune Response in Multiple Sclerosis Model Using “Tattoo Gun” Immunization

2 Therapeutic Solutions International Launches Veltmeyer Institute for Advanced Biologics

3 Therapeutic Solutions International Files to Initiate Phase III Clinical Trial for Acute Respiratory Distress Syndrome (ARDS) Leveraging Positive COVID-19 Data with JadiCell Stem Cell Therapy

4 Therapeutic Solutions International Launches VasoSome Vascular Inc Based on Successful Treatment of Aortic Aneurysms using Patent Pending Exosome Therapy

5 Therapeutic Solutions International Launches Subsidiary Company to Commercialize Clinical Data and IND for Treatment of Chronic Traumatic Encephalopathy (CTE) with JadiCell Universal Adult Stem Cells

6 Therapeutic Solutions International Files for Orphan Drug Designation Using JadiCell Adult Universal Donor Stem Cells for Treatment of Acute Respiratory Distress Syndrome

7 Therapeutic Solutions International Files for Orphan Drug Designation Use of JadiCell Adult Stem Cells for Treatment of Frontotemporal Dementia

8 Therapeutic Solutions International Subsidiary Allogen Biologics Inc. Successfully Manufactures JadiCell Master Cell Bank to Provide Cells for Right to Try Use and Phase III ARDS Clinical Trial

9 Therapeutic Solutions International Announces Formation of ALS Biologics Inc to Commercialize Regenerative Technologies Related to Dreaded Motor Neuron Disease

Furthermore, the company has filed a total of six (6) new patent applications, and two (2) additional patents have been granted this year. As a result, our patent portfolio has expanded to encompass 77 patents and patent applications. Additionally, our drug pipeline has seen substantial growth, now comprising 34 drugs at various stages of testing and development.

The incredible advancements in science and research owe their success to our immensely dedicated team of researchers, clinicians, partner institutions, and other collaborators who steadfastly collaborate with TSOI year after year. Personally, I am eternally grateful to each and every one of them.

This year has also brought forth significant revelations, which we have meticulously documented through the submission of two 8K reports and, most recently, two amicus briefs (See Exhibits 99, 99.1) filed in the United States Court of Appeals for the Federal Circuit. These filings are associated with the case of RESTEM, LLC, (Appellant) v. JADI CELL, LLC, (Appellee), specifically identified as Case # 2023-2054. This matter is currently under appeal from the United States Patent and Trademark Office, Patent Trial and Appeal Board, docketed as No. IPR2021-01535. All of these developments are centered around our Exclusive World-Wide Patent Licensing for Lung and Brain applications utilizing the JadiCell.

As we set our sights on 2024, TSOI is committed to advancing its research and development initiatives. We aim to forge new frontiers in medicine, with the aspiration of uncovering groundbreaking discoveries that will pave the way for innovative medications, fresh patent applications, and investigational drug submissions. Furthermore, we have ambitious plans to introduce additional subsidiary companies throughout 2024, with a specific focus on diseases such as epilepsy, multiple sclerosis, cognitive dysfunction, and various lung and brain pathologies. These endeavors will leverage the power of regenerative medicine, immunotherapies, and other complementary approaches to address these critical health challenges.

Our maiden subsidiary, Campbell Neurosciences, Inc., has been diligently preparing for its transition to the public domain, following the earlier announcement of a shareholder dividend this year. We are pleased to report that we have successfully concluded the sixth round of inquiries and document submissions to FINRA. As a result, we anticipate the final stages of this process with FINRA, marking a significant milestone on our path to taking Campbell Neurosciences public in 2024. This endeavor represents an innovative approach to bringing a company to the public sphere, in alignment with the new corporate action proposal we have submitted to FINRA.

As we conclude this year, we eagerly anticipate the opportunities that the new year will unfold. We extend our heartfelt gratitude to every individual within TSOI who has dedicated their unwavering efforts throughout the past year. We also express our appreciation to our subsidiary companies and their investors, as well as the steadfast support of our advocates and shareholders within TSOI. Together, we look ahead to a promising future filled with innovation and progress.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

(99)	AMICUS CURIAE BRIEF OF TIMOTHY G. DIXON
(99.1)	SUPPLEMENTAL AMICUS CURIAE BRIEF OF TIMOTHY G. DIXON
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2023

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Timothy Dixon	By:	/s/ Thomas Ichim
Timothy Dixon		Thomas Ichim
Chief Executive Officer, Director		Director